FOR IMMEDIATE RELEASE
Ciena Reports Fiscal Fourth Quarter 2013 and Year-End Financial Results

Delivers 6% adjusted operating margin and 14% revenue growth for the year

HANOVER, Md. - December 12, 2013 - Ciena® Corporation (NASDAQ: CIEN), the network specialist, today announced unaudited financial results for its fiscal fourth quarter and year ended October 31, 2013.

For the fiscal fourth quarter 2013, Ciena reported revenue of $583.4 million as compared to $465.5 million for the fiscal fourth quarter 2012. For fiscal year 2013, Ciena reported revenue of $2.1 billion, as compared to $1.8 billion for fiscal year 2012.

On the basis of generally accepted accounting principles (GAAP), Ciena's net loss for the fiscal fourth quarter 2013 was $(9.8) million, or $(0.09) per common share, which compares to a GAAP net loss of $(38.8) million, or $(0.39) per common share, for the fiscal fourth quarter 2012. For fiscal year 2013, Ciena had a GAAP net loss of $(85.4) million, or $(0.83) per common share, which compares to a GAAP net loss of $(144.0) million or $(1.45) per common share for fiscal year 2012.

Ciena's adjusted (non-GAAP) net income for the fiscal fourth quarter 2013 was $18.3 million, or $0.16 per diluted common share, which compares to an adjusted (non-GAAP) net loss of $(6.7) million, or $(0.07) per common share, for the fiscal fourth quarter 2012. For fiscal year 2013, Ciena's adjusted (non-GAAP) net income was $59.0 million, or $0.54 per diluted common share, as compared to an adjusted (non-GAAP) net loss of $(23.5) million, or $(0.24) per common share for fiscal year 2012.

“Fiscal 2013 was a strong year for Ciena, with industry-leading revenue growth, record backlog, increased market share, and a three-fold improvement in adjusted operating profit over last year,” said Gary Smith, president and CEO of Ciena. “This performance validates the strategic market differentiation we’ve established with our OPn architecture, our unique approach to customer engagement, and our continued technology innovation. These differentiators will help us continue to grow revenue and increase operating leverage in 2014.”

Fiscal Fourth Quarter 2013 Performance Summary
The tables below (in millions, except percentage data) provide comparisons of certain quarterly results to prior periods, including sequential quarterly and year over year changes. A reconciliation between the GAAP and adjusted (non-GAAP) measures contained in this release is included in Appendices A and B.

	GAAP Results (unaudited)
	Q4	Q3	Q4	Period Change
	FY 2013	FY 2013	FY 2012	Q-T-Q*	Y-T-Y*
Revenue	$583.4	$538.4	$465.5	8.4%	25.3%
Gross margin	39.7%	42.4%	41.3%	(2.7)%	(1.6)%
Operating expense	$232.1	$213.4	$214.1	8.8%	8.4%
Operating margin	(0.1)%	2.8%	(4.7)%	(2.9)%	4.6%

	Non-GAAP Results (unaudited)
	Q4	Q3	Q4	Period Change
	FY 2013	FY 2013	FY 2012	Q-T-Q*	Y-T-Y*
Revenue	$583.4	$538.4	$465.5	8.4%	25.3%
Adj. gross margin	40.8%	43.6%	42.7%	(2.8)%	(1.9)%
Adj. operating expense	$210.5	$190.4	$191.8	10.6%	9.7%
Adj. operating margin	4.7%	8.2%	1.4%	(3.5)%	3.3%

	Revenue by Segment (unaudited)
	Q4 FY 2013		Q3 FY 2013		Q4 FY 2012
	Revenue	%	Revenue	%	Revenue	%
Converged Packet Optical	$350.9	60.2	$302.0	56.1	$238.1	51.1
Packet Networking	61.2	10.5	61.6	11.4	47.3	10.2
Optical Transport	52.6	9.0	66.2	12.3	71.8	15.4
Software and Services	118.7	20.3	108.6	20.2	108.3	23.3
Total	$583.4	100.0	$538.4	100.0	$465.5	100.0

* Denotes % change, or in the case of margin, absolute change

Additional Performance Metrics for Fiscal Fourth Quarter 2013

•	Non-U.S. customers contributed 44.1% of total revenue

•	One 10%-plus customer represented a total of 16.5% of revenue

•	Cash and investments totaled $486.5 million

•	Cash flow from operations totaled $3.6 million

•	Average days' sales outstanding (DSOs) were 75

•	Accounts receivable balance was $488.6 million

•	Inventories totaled $249.1 million, including:

◦	Raw materials: $53.3 million

◦	Work in process: $7.8 million

◦	Finished goods: $153.8 million

◦	Deferred cost of sales: $75.8 million

◦	Reserve for excess and obsolescence: $(41.6) million

•	Product inventory turns were 4.6

•	Headcount totaled 4,754

Business Outlook for Fiscal First Quarter 2014
Statements relating to business outlook are forward-looking in nature and actual results may differ materially. These statements should be read in the context of the Notes to Investors below.

Ciena expects financial performance for fiscal first quarter 2014, a quarter in which we typically experience seasonal reductions in order volume and customer deployment activity, to include:

•	Revenue in the range of $515 to $545 million

•	Adjusted (non-GAAP) gross margin percentage in the low 40s range

•	Adjusted (non-GAAP) operating expense of approximately $205 million

Live Web Broadcast of Unaudited Fiscal Fourth Quarter 2013 Results
Ciena will host a discussion of its unaudited fiscal fourth quarter 2013 and year-end results with investors and financial analysts today, Thursday, December 12, 2013 at 8:30 a.m. (Eastern). The live broadcast of the discussion will be available via Ciena's homepage at http://www.ciena.com/. An archived version of the discussion will be available shortly following the conclusion of the live broadcast on the Investor Relations page of Ciena's website at: www.ciena.com/investors.

About Ciena
Ciena is the network specialist. We collaborate with customers worldwide to unlock the strategic potential of their networks and fundamentally change the way they perform and compete. Ciena leverages its deep expertise in packet and optical networking and distributed software automation to deliver solutions in alignment with OPn, its approach for building open next-generation networks. We enable a high-scale, programmable infrastructure that can be controlled and adapted by network-level applications, and provide open interfaces to coordinate computing, storage and network resources in a unified, virtualized environment. For updates on Ciena news, follow us on Twitter @Ciena or on LinkedIn http://www.linkedin.com/company/ciena. Investors are encouraged to review the Investors section of our website at www.ciena.com/investors, where we routinely post press releases, SEC filings, recent news, financial results, and other announcements. From time to time we exclusively post material information to this website along with other disclosure channels that we use.

Notes to Investors

Forward-looking statements. This press release contains certain forward-looking statements that involve risks and uncertainties. These statements are based on current expectations, forecasts, assumptions and other information available to the Company as of the date hereof. Forward-looking statements include statements regarding Ciena's expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. Forward-looking statements in this release include: “Fiscal 2013 was a strong year for Ciena, with industry-leading revenue growth, record backlog, increased market share, and a three-fold improvement in adjusted operating profit over last year”; "This performance validates the strategic market differentiation we’ve established with our OPn architecture, our unique approach to customer engagement, and our continued technology innovation"; "These differentiators will help us continue to grow revenue and increase operating leverage in 2014”;
"Ciena expects financial performance for fiscal first quarter 2014, a quarter in which we typically experience seasonal reductions in order volume and customer deployment activity, to include revenue in the range of $515 to $545 million, adjusted (non-GAAP) gross margin percentage in the low 40s range, adjusted (non-GAAP) operating expense of approximately $205 million."

Ciena's actual results, performance or events may differ materially from these forward-looking statements made or implied due a number of risks and uncertainties relating to Ciena's business, including: the effect of broader economic and market conditions on our customers and their business; changes in network spending or network strategy by large communication service providers; seasonality and the timing and size of customer orders, including our ability to recognize revenue relating to such sales; the level of competitive pressure we encounter; the product, customer and geographic mix of sales within the period; supply chain disruptions and the level of success relating to efforts to optimize Ciena's operations; changes in foreign currency exchange rates affecting revenue and operating expense; and the other risk factors disclosed in Ciena's Report on Form 10-Q filed with the Securities and Exchange Commission on September 11, 2013. Ciena assumes no obligation to update any forward-looking information included in this press release.

Non-GAAP Presentation of Quarterly Results. This release includes non-GAAP measures of Ciena's gross profit, operating expense, income (loss) from operations, net income (loss) and net income (loss) per share. In evaluating the operating performance of Ciena's business, management excludes certain charges and credits that are required by GAAP. These items share one or more of the following characteristics: they are unusual and Ciena does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of Ciena's control. Management believes that the non-GAAP measures below provide management and investors useful information and meaningful insight to the operating performance of the business. The presentation of these non-GAAP financial measures should be considered in addition to Ciena's GAAP results and these measures are not intended to be a substitute for the financial information prepared and presented in accordance with GAAP. Ciena's non-GAAP measures and the related adjustments may differ from non-GAAP measures used by other companies and should only be used to evaluate Ciena's results of operations in conjunction with our corresponding GAAP results. To the extent not previously disclosed in a prior Ciena financial results press release, Appendixes A and B to this press release sets forth a complete GAAP to non-GAAP reconciliation of the non-GAAP measures contained in this release.

CIENA CORPORATION
CONDENSED UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Quarter Ended October 31,		Year Ended October 31,
	2012	2013	2012	2013
Revenue:
Products	$363,174	$476,409	$1,454,991	$1,680,125
Services	102,357	106,976	378,932	402,421
Total revenue	465,531	583,385	1,833,923	2,082,546
Cost of goods sold:
Products	211,443	283,780	868,805	967,510
Services	61,882	67,959	240,894	249,861
Total cost of goods sold	273,325	351,739	1,109,699	1,217,371
Gross profit	192,206	231,646	724,224	865,175
Operating expenses:
Research and development	95,801	100,427	364,179	383,408
Selling and marketing	74,013	87,494	266,338	304,170
General and administrative	29,792	31,275	114,002	122,432
Amortization of intangible assets	12,545	12,439	51,697	49,771
Restructuring costs	1,990	428	7,854	7,169
Total operating expenses	214,141	232,063	804,070	866,950
Loss from operations	(21,935)	(417)	(79,846)	(1,775)
Interest and other income (loss), net	(3,468)	276	(15,200)	(5,744)
Interest expense	(10,840)	(10,946)	(39,653)	(44,042)
Loss on extinguishment of debt	—	—	—	(28,630)
Loss before income taxes	(36,243)	(11,087)	(134,699)	(80,191)
Provision (benefit) for income taxes	2,528	(1,290)	9,322	5,240
Net loss	$(38,771)	$(9,797)	$(144,021)	$(85,431)
Basic net loss per common share	$(0.39)	$(0.09)	$(1.45)	$(0.83)
Diluted net loss per potential common share	$(0.39)	$(0.09)	$(1.45)	$(0.83)
Weighted average basic common shares outstanding	100,506	103,523	99,341	102,350
Weighted average dilutive potential common shares outstanding	100,506	103,523	99,341	102,350

CIENA CORPORATION
CONDENSED UNAUDITED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	October 31,
	2012	2013
ASSETS
Current assets:
Cash and cash equivalents	$642,444	$346,487
Short-term investments	50,057	124,979
Accounts receivable, net	345,496	488,578
Inventories	260,098	249,103
Prepaid expenses and other	117,595	186,655
Total current assets	1,415,690	1,395,802
Long-term investments	—	15,031
Equipment, furniture and fixtures, net	123,580	119,729
Other intangible assets, net	257,137	185,828
Other long-term assets	84,736	86,380
Total assets	$1,881,143	$1,802,770
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$179,704	$254,849
Accrued liabilities	209,540	271,656
Deferred revenue	79,516	88,550
Convertible notes payable	216,210	—
Total current liabilities	684,970	615,055
Long-term deferred revenue	27,560	23,620
Other long-term obligations	31,779	34,753
Long-term convertible notes payable	1,225,806	1,212,019
Total liabilities	1,970,115	1,885,447
Commitments and contingencies
Stockholders’ equity (deficit):
Preferred stock — par value $0.01; 20,000,000 shares authorized; zero shares issued and outstanding	—	—
Common stock — par value $0.01; 290,000,000 shares authorized; 100,601,792 and 103,705,709 shares issued and outstanding	1,006	1,037
Additional paid-in capital	5,797,765	5,893,880
Accumulated other comprehensive loss	(3,354)	(7,774)
Accumulated deficit	(5,884,389)	(5,969,820)
Total stockholders’ equity (deficit)	(88,972)	(82,677)
Total liabilities and stockholders’ equity (deficit)	$1,881,143	$1,802,770

CIENA CORPORATION
CONDENSED UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended October 31,
	2012	2013
Cash flows from operating activities:
Net loss	$(144,021)	$(85,431)
Adjustments to reconcile net loss to net cash provided by operating activities:
Loss on extinguishment of debt	—	28,630
Depreciation of equipment, furniture and fixtures, and amortization of leasehold improvements	59,099	55,699
Share-based compensation costs	32,394	37,720
Amortization of intangible assets	74,497	71,308
Provision for inventory excess and obsolescence	23,438	19,938
Provision for warranty	33,418	24,558
Other	13,722	9,023
Changes in assets and liabilities:
Accounts receivable	70,366	(145,421)
Inventories	(53,460)	(8,943)
Prepaid expenses and other	1,748	(82,809)
Accounts payable, accruals and other obligations	12,610	115,312
Deferred revenue	(16,722)	5,094
Net cash provided by operating activities	107,089	44,678
Cash flows used in investing activities:
Payments for equipment, furniture, fixtures and intellectual property	(48,098)	(43,814)
Restricted cash	35,597	2,338
Purchase of available for sale securities	—	(184,864)
Proceeds from maturities of available for sale securities	—	95,479
Proceeds from sale of cost method investment	524	—
Net cash used in investing activities	(11,977)	(130,861)
Cash flows from financing activities:
Payment of long term debt	—	(216,210)
Payment of capital lease obligations	(1,895)	(3,335)
Payment of debt and equity issuance costs	(2,332)	(3,692)
Proceeds from issuance of common stock	12,167	15,898
Net cash provided by (used in) financing activities	7,940	(207,339)
Effect of exchange rate changes on cash and cash equivalents	(2,504)	(2,435)
Net increase (decrease) in cash and cash equivalents	100,548	(295,957)
Cash and cash equivalents at beginning of period	541,896	642,444
Cash and cash equivalents at end of period	$642,444	$346,487
Supplemental disclosure of cash flow information
Cash paid during the period for interest	$33,511	$32,397
Cash paid during the period for income taxes, net	$9,603	$10,679
Non-cash investing and financing activities
Purchase of equipment in accounts payable	$5,202	$6,191
Debt issuance costs in accrued liabilities	$319	$—
Fixed assets purchased under capital leases	$6,736	$2,538

APPENDIX A - Reconciliation of Adjusted (Non- GAAP) Quarterly Measurements (unaudited)

	Quarter Ended
	October 31,
	2012	2013
Gross Profit Reconciliation (GAAP/non-GAAP)
GAAP gross profit	$192,206	$231,646
Share-based compensation-products	647	617
Share-based compensation-services	326	448
Amortization of intangible assets	5,384	5,384
Total adjustments related to gross profit	6,357	6,449
Adjusted (non-GAAP) gross profit	$198,563	$238,095
Adjusted (non-GAAP) gross profit percentage	42.7%	40.8%

Operating Expense Reconciliation (GAAP/non-GAAP)
GAAP operating expense	$214,141	$232,063
Share-based compensation-research and development	2,500	1,923
Share-based compensation-sales and marketing	3,048	3,603
Share-based compensation-general and administrative	2,205	3,157
Acquisition and integration costs	20	—
Amortization of intangible assets	12,545	12,439
Restructuring costs	1,990	428
Total adjustments related to operating expense	22,308	21,550
Adjusted (non-GAAP) operating expense	$191,833	$210,513

Income (Loss) from Operations Reconciliation (GAAP/non-GAAP)
GAAP loss from operations	$(21,935)	$(417)
Total adjustments related to gross profit	6,357	6,449
Total adjustments related to operating expense	22,308	21,550
Adjusted (non-GAAP) income from operations	$6,730	27,582
Adjusted (non-GAAP) operating margin percentage	1.4%	4.7%

Net Income (Loss) Reconciliation (GAAP/non-GAAP)
GAAP net loss	$(38,771)	$(9,797)
Total adjustments related to gross profit	6,357	6,449
Total adjustments related to operating expense	22,308	21,550
Non-cash interest expense	—	284
Change in fair value of embedded redemption feature	3,440	(230)
Adjusted (non-GAAP) net income (loss)	$(6,666)	$18,256

Weighted average basic common shares outstanding	100,506	103,523
Weighted average dilutive potential common shares outstanding[1]	100,506	119,401

Net Income (Loss) per Common Share
GAAP diluted net loss per common share	$(0.39)	$(0.09)
Adjusted (non-GAAP) diluted net income (loss) per common share[2]	$(0.07)	$0.16

APPENDIX B - Reconciliation of Adjusted (Non- GAAP) Annual Measurements (unaudited)

	Year Ended
	October 31,
	2012	2013
Gross Profit Reconciliation (GAAP/non-GAAP)
GAAP gross profit	$724,224	$865,175
Share-based compensation-products	2,156	2,522
Share-based compensation-services	1,462	1,771
Amortization of intangible assets	22,032	21,537
Total adjustments related to gross profit	25,650	25,830
Adjusted (non-GAAP) gross profit	$749,874	$891,005
Adjusted (non-GAAP) gross profit percentage	40.9%	42.8%

Operating Expense Reconciliation (GAAP/non-GAAP)
GAAP operating expense	$804,070	$866,950
Share-based compensation-research and development	8,567	8,214
Share-based compensation-sales and marketing	11,558	13,290
Share-based compensation-general and administrative	8,691	12,055
Acquisition and integration costs	(120)	—
Amortization of intangible assets	51,697	49,771
Restructuring costs	7,854	7,169
Settlement of patent litigation	—	1,500
Total adjustments related to operating expense	88,247	91,999
Adjusted (non-GAAP) operating expense	$715,823	$774,951

Loss from Operations Reconciliation (GAAP/non-GAAP)
GAAP loss from operations	$(79,846)	$(1,775)
Total adjustments related to gross profit	25,650	25,830
Total adjustments related to operating expense	88,247	91,999
Adjusted (non-GAAP) income from operations	$34,051	116,054
Adjusted (non-GAAP) operating margin percentage	1.9%	5.6%

Loss Reconciliation (GAAP/non-GAAP)
GAAP net loss	$(144,021)	$(85,431)
Total adjustments related to gross profit	25,650	25,830
Total adjustments related to operating expense	88,247	91,999
Loss on extinguishment of debt	—	28,630
Non-cash interest expense	—	898
Change in fair value of embedded redemption feature	6,600	(2,950)
Adjusted (non-GAAP) net income (loss)	$(23,524)	$58,976

Weighted average basic common shares outstanding	99,341	102,350
Weighted average dilutive potential common shares outstanding[3]	99,341	120,263

Net Loss per Common Share
GAAP diluted net loss per common share	$(1.45)	$(0.83)
Adjusted (non-GAAP) diluted net income (loss) per common share[4]	$(0.24)	$0.54

1. Weighted average dilutive potential common shares outstanding used in calculating Adjusted (non-GAAP) diluted net income per common share for the fourth quarter of fiscal 2013 includes 2.8 million shares underlying certain stock options and restricted stock units and 13.1 million shares underlying Ciena's 0.875% convertible senior notes, due June 15, 2017.

2. The calculation of Adjusted (non-GAAP) diluted net income per common share for the fourth quarter of fiscal 2013 requires adding back interest expense of approximately $1.4 million associated with Ciena's 0.875% convertible senior notes, due June 15, 2017 to the Adjusted (non-GAAP) net income in order to derive the numerator for the Adjusted earnings per common share calculation.

3. Weighted average dilutive potential common shares outstanding used in calculating Adjusted (non-GAAP) diluted net income per common share for fiscal 2013 includes 2.1 million shares underlying certain stock options and restricted stock units, 2.7 million shares underlying Ciena's 0.25% convertible senior notes due May 1, 2013 (which were paid at maturity during the second quarter of fiscal 2013) and 13.1 million shares underlying Ciena's 0.875% convertible senior notes, due June 15, 2017.

4. The calculation of Adjusted (non-GAAP) diluted net income per common share for fiscal 2013 requires adding back interest expense of approximately $0.7 million associated with Ciena's 0.25% convertible senior notes due May 1, 2013 (which were paid during the second quarter of fiscal 2013) and approximately $5.5 million associated with Ciena's 0.875% convertible senior notes, due June 15, 2017 to the Adjusted (non-GAAP) net income in order to derive the numerator for the Adjusted earnings per common share calculation.

* * *

The adjusted (non-GAAP) measures above and their reconciliation to Ciena's GAAP results for the periods presented reflect adjustments relating to the following items:

•	Share-based compensation expense - a non-cash expense incurred in accordance with share-based compensation accounting guidance.

•
Amortization of intangible assets - a non-cash expense arising from the acquisition of intangible assets, principally developed technologies and customer-related intangibles, that Ciena is required to amortize over its expected useful life.

•
Acquisition and integration costs - reflects transaction expense, and consulting and third party service fees associated with the acquisition of the Nortel MEN Business and the integration of this business into Ciena's operations.

•	Restructuring costs - costs incurred as a result of restructuring activities taken to align resources with perceived market opportunities.

•	Settlement of patent litigation - included in general and administrative expense during the third quarter of fiscal 2013 is a $1.5 million patent litigation settlement.

•
Loss on extinguishment of debt - a non-cash loss, recorded in connection with convertible note exchange transactions completed during the first quarter of fiscal 2013, reflecting the fair value of Ciena's 4.0% senior convertible notes due December 15, 2020, as compared to the retirement of a portion of Ciena's outstanding 4.0% senior convertible notes due March 15, 2015.

•
Non-cash interest expense - a non-cash debt discount expense amortized as interest expense during the term of Ciena's 4.0% senior convertible notes due December 15, 2020 relating to the required separate accounting of the equity component of these convertible notes.

•
Change in fair value of embedded redemption feature - a non-cash unrealized gain or loss reflective of a mark to market fair value adjustment of an embedded derivative related to the redemption feature of Ciena's outstanding 4.0% senior convertible notes due March 15, 2015.